================================================================================


                                  United States

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 27, 2005


                           CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



                DELAWARE                1-14380             73-1173881
     (State or other jurisdiction      (Commission        (I.R.S. Employer
           of incorporation)           File Number)      Identification No.)


                   1293 ELDRIDGE PARKWAY, HOUSTON, TEXAS 77077
               (Address of principal executive office) (Zip Code)


                                 (832) 486-4000
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


================================================================================

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         See description under Item 8.01 below regarding the execution on October 27, 2005 and time of effectiveness of supplemental indentures dated as of October 27, 2005 (the "Supplemental Indentures") to the Indenture dated as of May 1, 1996 relating to CITGO Petroleum Corporation's ("CITGO") outstanding 7-7/8% senior notes due 2006 and the Indenture dated as of October 22, 2004 (together with the Indenture dated as of May 1, 1996, the "Indentures") relating to CITGO's outstanding 6% senior notes due 2011.

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         See description under Item 8.01 below regarding the execution on October 27, 2005 and time of effectiveness of the Supplemental Indentures relating to CITGO's outstanding 7-7/8% senior notes and 6% senior notes.

ITEM 8.01  OTHER EVENTS

         On October 27, 2005, CITGO announced that, as of 5:00 p.m., New York City time, on Wednesday, October 26, 2005, it had received tenders and consents for approximately 90.4% of its outstanding 7-7/8% senior notes and approximately 99.6% of its outstanding 6% senior notes. The consents received from holders of each series of senior notes exceeded the requisite consent needed to amend the Indenture under which that series of senior notes was issued. The terms of the tender offers and consent solicitations for each series of senior notes are detailed in CITGO's Offer to Purchase and Consent Solicitation Statement, dated October 13, 2005 (the "Offer to Purchase").

         On October 27, 2005, CITGO and the trustees under the Indentures entered into the Supplemental Indentures that will, once operative, eliminate substantially all restrictive covenants, certain events of default and certain other related provisions of each Indenture. Reference is made to each of the Supplemental Indentures, which are filed as Exhibits to this Current Report on Form 8-K, for a description of the proposed amendments to each Indenture.

         A Supplemental Indenture will not become operative unless and until payment is made for the related series of senior notes accepted for purchase by CITGO pursuant to the tender offers. CITGO's purchase of each series of senior notes is subject to the satisfaction or waiver of various conditions, as described in the Offer to Purchase, including a financing condition. The tender offer for each series of senior notes is not conditioned upon the consummation of the tender offer for the other series of senior notes. The tender offers will expire at midnight, New York City time, on Wednesday, November 9, 2005, subject to CITGO's right to amend, extend or terminate the tender offers at any time.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         Exhibit No.       Exhibit Description

         4-1 Supplemental Indenture dated as of October 27, 2005 between CITGO and J.P. Morgan Trust Company, National Association (successor in interest to Bank One, N.A., successor in interest to The First National Bank of Chicago), as trustee.

         4-2 Supplemental Indenture dated as of October 27, 2005 between CITGO and J.P. Morgan Trust Company, National Association, as trustee.

         99-1              Press release dated October 27, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CITGO PETROLEUM CORPORATION


Date: November 1, 2005                   /s/          Larry Krieg
                                         ---------------------------------------
                                                      Larry Krieg
                                                  Vice President Finance

                                INDEX TO EXHIBITS


         4-1 Supplemental Indenture dated as of October 27, 2005 between CITGO and J.P. Morgan Trust Company, National Association (successor in interest to Bank One, N.A., successor in interest to The First National Bank of Chicago), as trustee.

         4-2 Supplemental Indenture dated as of October 27, 2005 between CITGO and J.P. Morgan Trust Company, National Association, as trustee.

         99-1       Press release dated October 27, 2005.